Exhibit 3.1

NORTH CAROLINA Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
WHICH CHANGED ITS NAME TO
WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

the original of which was filed in this office on the 10th day of July, 2009.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 10th day of July, 2009

Document Id: C200918900359	Secretary of State

C200918900359

SOSID: 0233377 Date Filcd: 7/10/2009 8:30:00 AM Elaine F. Marshall North Carolina Secrctary of State C200918900359

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: Wachovia Commercial Mortgage Securities, Inc.

2.	The text of each amendment adopted is as follows (State below or attach):

"BE IT RESOLVED, that Article 1 of the Charter of the Corporation be amended to read as follows:

Article 1. The name of the Corporation is Wells Fargo Commercial Mortgage Securities, Inc."

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:
n/a

4.	The date of adoption of each amendment was as follows: 6/30/2009

5.	(Check either a, b, c, or d, whichever is applicable)

a.____ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
b.____ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c.____ The amendmcnt(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d. ✓ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

CORPORATIONS DIVISION (Revised January 2002)	P. O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-02)

C200918900359

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:

This the 7 day of July, 2009

Wachovia Commercial Mortgage Securities, Inc.
Name of Corporation

/s/ Jeff D. Blake
Signature

Jeff D. Blake, Secretary & Vice President
Type or Print Name and Title

NOTES:
1.	Filing fee is $50. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised January 2002)	P. O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-02)

NORTH CAROLINA Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

FIRST UNION COMMERCIAL MORTGAGE SECURITES, INC.
WHICH CHANGED ITS NAME TO
WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

the original of which was filed in this office on the 28th day of February, 2002.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 28th day of February, 2002

Document Id: 220599090	Secretary of State

22 059 9090	SOSID: 0233377 Date Filcd: 2/28/2002 2:21 PM Effective: _3/1/2002 Elaine F. Marshall North Carolina Secrctary of State

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of' Incorporation.

1.	The name of the corporation is: First Union Commercial Mortgage Securities, Inc.

2.	The text of each amendment adopted is as follows (State below or attach):

"BE IT RESOLVED, that ARTICLE 1 of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE 1
The name of the Corporation is Wachovia Commercial Mortgage Securities, Inc."

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

N/A

4.	The date of adoption of each amendment was as follows: January 2, 2002

5.	(Check either a, b, c, or d, whichever is applicable)

a.____ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
b.____ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c.____ The amendmcnt(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

CORPORATIONS DIVISION (Revised January 2000)	P. O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-02)

ARTICLES OF AMENDMENT

d. X The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6.	These articles will be effective upon filing, unless a delayed time and date is specified: March 1, 2002, at 12:00:01 AM

This the 2nd day of January, 2002.

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
Name of Corporation

/s/ Timothy F. Danello
Signature

Name: Timothy F. Danello
Title: Senior Vice President

NOTES:
1.	Filing fee is $50. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised January 2000)	P. O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-02)

To all whom these presents shall come, Greetings:

I, ELAlNE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF RESTATEMENT
OF
FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

the original of which was filed in this office on the 24th day of June, 1997.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed my official seal at the City of
Raleigh, this 24th day of June, 1997.

Secretary of State

ARTICLES OF RESTATEMENT OF THE ARTICLES OF INCORPORATION FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

FIRST: The name of the corporation is First Union Commercial Mortgage Securities, Inc.

SECOND: The articles of incorporation are amended and restated to read as set forth in Exhibit A attached hereto.

THIRD: The amended and restated articles of incorporation contain amendments to the articles of incorporation requiring shareholder approval.

FOURTH: The amended and restated articles of incorporation were adopted effective June 15,1997, by the unanimous consent of the holder of the one (1) issued and outstanding share of capital stock of the corporation.

Dated: June 15, 1997

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Brian E. Simpson
Brian E. Simpson
President

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

1.  The name of the corporation is First Union Commercial Mortgage Securities, Inc.

2.   The limited purposes of the corporation are as follows:

A.   To acquire, own, hold, service, sell, transfer, assign, pledge, finance, refinance, and otherwise deal with and in: (i) loans, installment sale agreements, credit agreements or similar instruments or agreements secured by mortgages, deeds of trust or similar instruments creating first or junior priority liens on, or security interests in, fee leasehold or other interests in multi-family residential real property or commercial real property (which may include or be comprised solely of land) of any type or use (including without limitation residential, commercial, health care, hospitality, industrial and storage), whether or not completed or performing or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of any such real property, together with all related personal property (collectively, "Mortgage Loans"); (ii) certificates, participation interests or other instruments (including Notes and Certificates, as defined below) that evidence interests in, or that are secured by, Mortgage Loans, Notes or Certificates (collectively, "CMBS"); and (iii) any property or rights in property, or agreements or rights in agreements, pertaining to or securing Mortgage Loans or CMBS (collectively, together with the Mortgage Loans and CMBS, "Mortgage Assets");

B.   To authorize, offer, issue, sell, transfer or deliver, or participate in the authorization, offering, issuance, sale, transfer or delivery of, participation certificates or other evidence of interests in, among other assets, Mortgage Assets ("Certificates");

C.   To authorize, offer, issue, sell, transfer or deliver, bonds, notes or other evidence of indebtedness secured by Mortgage Assets ("Notes"), provided, however, that the corporation shall have no liability on any Notes except to the extent of the Mortgage Assets securing such Notes and any customary indemnification and repurchase obligations;

D.   To hold, and enjoy all of the rights and privileges as a holder of, any of the Notes or Certificates;

E.   To negotiate, authorize, execute, deliver, assume the obligation under, and perform, any agreement or instrument or document relating to the activities set forth in paragraphs A through D above, including, but not limited to, any trust agreement, sales and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, mortgage loan purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

F.   To engage in any activity and to exercise any powers permitted to corporations under the laws of the State of North Carolina that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.

3.   The corporation shall have the authority to issue 100 shares of common stock with a par value of $1.00 per share. No holder of shares of any class of stock of the corporation shall have any pre-emptive or preferential right to purchase or to subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any shares or into warrants, rights or options to purchase any such shares.

4.   The corporation shall at all times have at least one (1) director (the "Independent Director") who has not been, in the previous two years, and will not be, for so long as such person serves as a director of the corporation, (i) a director, officer or employee of the corporation or any affiliate of the corporation other than a special purpose affiliate; (ii) a person related to any director, officer or employee of the corporation or any affiliate of the corporation other than a special purpose affiliate; (iii) a holder (directly or indirectly) of more than 5% of any voting securities of the corporation or any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of the corporation or any affiliate of the corporation.

For the purposes of these articles of incorporation, including particularly this Article 4, the following terms shall have the meanings given below.

(i)   An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

(ii)   The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

(iii)   The term "person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(iv)   The term "special purpose affiliate" shall mean an affiliate of the corporation (a) that does not control the corporation, (b) that is organized pursuant to a certificate of incorporation or comparable instrument (the "charter") that requires there to be at least one director or comparable member of the governing body of such affiliate who meets a test for independence set forth in the charter and without whose affirmative vote certain specified actions may not be undertaken by such affiliate and (c) that is authorized to engage in only a limited range of activities.

5.   Without the unanimous vote of the members of the board of directors of the corporation, the corporation shall not (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consenting to reorganization relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the corporation or a substantial part of its property; (v) admit in writing its inability to pay its debts generally as they become due; or (vi) take any corporate action in furtherance of the actions set forth in clauses (i) through (v) of this Article 5.

6.   These articles of incorporation or any provisions hereof shall not be amended, altered or repealed in any part unless such amendment is pursuant to a unanimous vote of the full board of directors and the Independent Director specifically approves and authorizes such amendment, alteration or repeal and, in the case of any amendment with respect to Articles 2, 4, 5, 6, 7 or 9 of these articles of incorporation, upon receiving the prior written confirmation from each rating agency rating any of the then outstanding Notes or Certificates, that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to such Notes or Certificates.

7.   The corporation shall be operated observing the following principles:

A.   The corporation's assets will not be commingled with those of any affiliate of the corporation;

B.   The corporation will maintain separate corporate records and books of account from those of any affiliate of the corporation;

C.   The corporation has provided and will provide for its operating expenses and liabilities from its own funds;

D.   The corporation will engage in transactions with affiliates only on terms and conditions comparable to transactions as they would be undertaken on an arm's length basis with unaffiliated persons;

E.   The corporation shall conduct its own business in its own name;

F.   The corporation shall maintain separate financial statements;

G.   The corporation shall allocate fairly and reasonably any overhead for shared office space;

H.   The corporation shall hold itself out as a separate entity; and

I.   The corporation shall correct any known misunderstanding regarding its separate identity.

8.   The personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North Carolina, as presently in effect or as the same may hereafter from time to time be in effect. No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

9.   The corporation shall not issue, assume, pledge or guarantee any liability, other than administrative expenses of the corporation, unless such liability is approved in writing by each nationally recognized statistical rating agency that has rated any outstanding Notes or Certificates.

To all whom these presents shall come, Greetings:

I, Janice H. Faulkner, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF RESTATEMENT
OF
FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

the original of which was filed in this office on the 9th day of December, 1996.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed my official seal at the City of
Raleigh, this 9th day of December, 1996.

Secretary of State

ARTICLES OF RESTATEMENT OF THE ARTICLES OF INCORPORATION FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

FIRST: The name of the corporation is First Union Commercial Mortgage Securities, Inc.

SECOND: The articles of incorporation are amended and restated to read as set forth in Exhibit A attached hereto.

THIRD: The amended and restated articles of incorporation contain amendments to the articles of incorporation requiring shareholder approval.

FOURTH: The amended and restated articles of incorporation were adopted effective November 22, 1996, by the unanimous consent of the holder of the one (1) issued and outstanding share of capital stock of the corporation.

Dated: November 22, 1996

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Ross M. Annable
Ross M. Annable
President

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

1.   The name of the corporation is First Union Commercial Mortgage Securities, Inc.

2.   The limited purposes of the corporation are as follows:

A.   To acquire, own, hold, service, sell, transfer, assign, pledge, finance, refinance, and otherwise deal with and in: (i) loans, installment sale agreements, credit agreements or similar instruments or agreements secured by mortgages, deeds of trust or similar instruments creating first or junior priority liens on, or security interests in, fee leasehold or other interests in multi-family residential real property or commercial real property (which may include or be comprised solely of land) of any type or use (including without limitation residential, commercial, health care, hospitality, industrial and storage), whether or not completed or performing or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of any such real property, together with all related personal property (collectively, "Mortgage Loans"); (ii) certificates, participation interests or other instruments (including Notes and Certificates, as defined below) that evidence interests in, or that are secured by, Mortgage Loans, Notes or Certificates (collectively, "CMBS"); and (iii) any property or rights in property, or agreements or rights in agreements, pertaining to or securing Mortgage Loans or CMBS (collectively, together with the Mortgage Loans and CMBS, "Mortgage Assets");

B.   To authorize, offer, issue, sell, transfer or deliver, or participate in the authorization, offering, issuance, sale, transfer or delivery of, participation certificates or other evidence of interests in, among other assets, Mortgage Assets ("Certificates");

C.   To authorize, offer, issue, sell, transfer or deliver, bonds, notes or other evidence of indebtedness secured by Mortgage Assets ("Notes"), provided, however, that the corporation shall have no liability on any Notes except to the extent of the Mortgage Assets securing such Notes and any customary indemnification and repurchase obligations;

D.   To hold, and enjoy all of the rights and privileges as a holder of, any of the Notes or Certificates;

E.   To negotiate, authorize, execute, deliver, assume the obligation under, and perform, any agreement or instrument or document relating to the activities set forth in paragraphs A through D above, including, but not limited to, any trust agreement, sales and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, mortgage loan purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

F.   To engage in any activity and to exercise any powers permitted to corporations under the laws of the State of North Carolina that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.

3.   The corporation shall have the authority to issue 100 shares of common stock with a par value of $1.00 per share. No holder of shares of any class of stock of the corporation shall have any pre-emptive or preferential right to purchase or to subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any shares or into warrants, rights or options to purchase any such shares.

4.   The corporation shall at all times have at least one (1) director (the "Independent Director") who is not (i) a director, officer or employee of any affiliate of the corporation other than a special purpose affiliate; (ii) a person related to any director, officer or employee of any affiliate of the corporation other than a special purpose affiliate; (iii) a holder (directly or indirectly) of more than 5% of any voting securities of any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any affiliate of the corporation.

For the purposes of these articles of incorporation, including particularly this Article 4, the following terms shall have the meanings given below.

(i)   An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

(ii)   The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

(iii)   The term "person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(iv)   The term "special purpose affiliate" shall mean an affiliate of the corporation (a) that does not control the corporation, (b) that is organized pursuant to a certificate of incorporation or comparable instrument (the "charter") that requires there to be at least one director or comparable member of the governing body of such affiliate who meets a test for independence set forth in the charter and without whose affirmative vote certain specified actions may not be undertaken by such affiliate and (c) that is authorized to engage in only a limited range of activities.

5.   Without the unanimous vote of the members of the board of directors of the corporation, the corporation shall not (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consenting to reorganization relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the corporation or a substantial part of its property; (v) admit in writing its inability to pay its debts generally as they become due; or (vi) take any corporate action in furtherance of the actions set forth in clauses (i) through (v) of this Article 5.

6.   These articles of incorporation or any provisions hereof may be amended, altered or repealed in any particular only pursuant to a unanimous vote of the full board of directors and the Independent Director must specifically approve and authorize such amendment, alteration or repeal.

7.   The corporation shall be operated observing the following principles:

A.   The corporation's assets will not be commingled with those of any affiliate of the corporation;

B.   The corporation will maintain separate corporate records and books of account from those of any affiliate of the corporation;

C.   The corporation has provided and will provide for its operating expenses and liabilities from its own funds; and

D.   The corporation will engage in transactions with affiliates only on terms and conditions comparable to transactions as they would be undertaken on an arm's length basis with unaffiliated persons.

8.   The personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North Carolina, as presently in effect or as the same may hereafter from time to time be in effect. No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

9.   The corporation shall not issue, assume, pledge or guarantee any liability, other than administrative expenses of the corporation, unless such liability is approved in writing by the nationally recognized statistical rating agencies that have rated any outstanding Notes or Certificates.

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

1.   The name of the corporation is First Union Commercial Mortgage Securities, Inc.

2.   The limited purposes of the corporation are as follows:

A.   To acquire, own, hold, service, sell, transfer, assign, pledge, finance, refinance, and otherwise deal with and in: (i) loans, installment sale agreements, credit agreements or similar instruments or agreements secured by mortgages, deeds of trust or similar instruments creating first or junior priority liens on, or security interests in, fee leasehold or other interests in multi-family residential real property or commercial real property (which may include or be comprised solely of land) of any type or use (including without limitation residential, commercial, health care, hospitality, industrial and storage), whether or not completed or performing or shares issued by corporations or partnerships formed for the purpose of cooperative ownership of any such real property, together with all related personal property (collectively, "Mortgage Loans"); (ii) certificates, participation interests or other instruments (including Notes and Certificates, as defined below) that evidence interests in, or that are secured by, Mortgage Loans, Notes or Certificates (collectively, "CMBS"); and (iii) any property or rights in property, or agreements or rights in agreements, pertaining to or securing Mortgage Loans or CMBS (collectively, together with the Mortgage Loans and CMBS, "Mortgage Assets");

B.   To authorize, offer, issue, sell, transfer or deliver, or participate in the authorization, offering, issuance, sale, transfer or delivery of, participation certificates or other evidence of interests in, among other assets, Mortgage Assets ("Certificates");

C.   To authorize, offer, issue, sell, transfer or deliver, bonds, notes or other evidence of indebtedness secured by Mortgage Assets ("Notes"), provided, however, that the corporation shall have no liability on any Notes except to the extent of the Mortgage Assets securing such Notes and any customary indemnification and repurchase obligations;

D.   To hold, and enjoy all of the rights and privileges as a holder of, any of the Notes or Certificates;

E.   To negotiate, authorize, execute, deliver, assume the obligation under, and perform, any agreement or instrument or document relating to the activities set forth in paragraphs A through D above, including, but not limited to, any trust agreement, sales and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, mortgage loan purchase agreement, indemnification agreement, placement agreement or underwriting agreement; and

F.   To engage in any activity and to exercise any powers permitted to corporations under the laws of the State of North Carolina that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing.

3.   The corporation shall have the authority to issue 100 shares of common stock with a par value of $1.00 per share. No holder of shares of any class of stock of the corporation shall have any pre-emptive or preferential right to purchase or to subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any shares or into warrants, rights or options to purchase any such shares.

4.   The corporation shall at all times have at least one (1) director (the "Independent Director") who is not (i) a director, officer or employee of any affiliate of the corporation other than a special purpose affiliate; (ii) a person related to any director, officer or employee of any affiliate of the corporation other than a special purpose affiliate; (iii) a holder (directly or indirectly) of more than 5% of any voting securities of any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any affiliate of the corporation.

For the purposes of these articles of incorporation, including particularly this Article 4, the following terms shall have the meanings given below.

(i)   An "affIliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

(ii)   The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

(iii)   The term "person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(iv)   The term "special purpose affiliate" shall mean an affiliate of the corporation (a) that does not control the corporation, (b) that is organized pursuant to a certificate of incorporation or comparable instrument (the "charter") that requires there to be at least one director or comparable member of the governing body of such affiliate who meets a test for independence set forth in the charter and without whose affirmative vote certain specified actions may not be undertaken by such affiliate and (c) that is authorized to engage in only a limited range of activities.

5.   Without the affirmative vote of a majority of the members of the board of directors of the corporation (which must include the affirmative vote of the Independent Director), the corporation shall not (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consenting to reorganization relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property; (v) admit in writing its inability to pay its debts generally as they become due; or (vi) take any corporate action in furtherance of the actions set forth in clauses (i) through (v) of this Article 5.

6.   These articles of incorporation or any provisions hereof may be amended, altered or repealed in any particular only pursuant to a unanimous vote of the full board of directors and the Independent Director must specifically approve and authorize such amendment, alteration or repeal.

7.   The corporation shall be operated observing the following principles:

A.   The corporation's assets will not be commingled with those of any affiliate of the corporation;

B.   The corporation will maintain separate corporate records and books of account from those of any affiliate of the corporation;

C.   The corporation has provided and will provide for its operating expenses and liabilities from its own funds; and

D.   The corporation will engage in transactions with affiliates only on terms and conditions comparable to transactions as they would be undertaken on an arm's length basis with unaffiliated persons.

8.   The personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North Carolina, as presently in effect or as the same may hereafter from time to time be in effect. No amendment, modification or repeal of this Article 8 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLES OF INCORPORATION OF
FIRST UNION MORTGAGE SECURITIES, INC.
The undersigned, being of the age of eighteen years or more, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:
1.	The name of the corporation is First Union Mortgage Securities, Inc.
2.	The period of duration of the corporation is perpetual.
3.	The purpose for which the Corporation is organized is to engage in the following activities:
(a)	to acquire, issue, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with loans secured by first mortgages, deeds of trust or similar security instruments on land and residential or commercial real estate, including any participation interest in or security based on or backed by any of the foregoing or any security secured by any of the foregoing;
(b)	to establish and to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with interests in one or more grantor trusts created to engage in the activities described in clause (a) above;
(c)	to establish and to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with interests in one or more partnerships created to engage in the activities described in clause (a) above;
(d)	to invest and reinvest the funds received or collected by the Corporation on securities of the type described in clause (a), clause (b) and clause (c) above in other investments of such type or in such other interest-bearing or discount securities, loans or other investments as the Board of Directors deems appropriate;
(e)	to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of North Carolina which are incident to the foregoing and necessary or convenient to the foregoing and necessary or convenient to accomplish the foregoing.
4.	The corporation shall have authority to issue one hundred thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share.
5.	The minimum amount of consideration to be received by the corporation for its shares of common stock before it shall commence business is One Dollar ($1.00) in cash or property of equivalent value.
6.	The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation.
7.	The address of the initial registered office of the corporation in the State of North Carolina is One First Union Center, 301 South College Street, Charlotte, Mecklenburg County, North Carolina 28202; and the name of its initial registered agent at such address is Marion A. Cowell, Jr..
8.	The number of directors constituting the initial board of directors shall be one (1); and the name and address of the person who is to serve as director until the first meeting of shareholders, or until his successor be elected and qualified, is Kent S. Hathaway, Two First Union Center, 301 South Tryon Street, Charlotte, North Carolina 28202.
9.	The personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North Carolina, as presently in effect or as the same may hereafter from time to time be in effect. No amendment, modification or repeal of this Article 9 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.
10.	The name and address of the incorporator is Kent S. Hathaway, Two First Union Center, 301 South Tryon Street, Charlotte, Mecklenburg County, North Carolina 28202.
IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of August, 1988.

/s/ Kent S. Hathaway
Kent S. Hathaway

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STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, Joyce H. Cloninger, a notary public, do hereby certify that Kent S. Hathaway personally appeared before me this 3rd day of August, 1988, and acknowledged the due execution of the foregoing Articles of Incorporation.

/s/ Joyce H. Cloninger
Notary Public

My commission expires:

January 14, 1989

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